EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES Q2 2009 RESULTS

Revenues of $35.8 Million

Income from Operations of $1.3 Million

Adjusted Non-GAAP EBITDA of $3.3 Million

RESTON, VA – (August 6, 2009) — QuadraMed Corporation (NASDAQ: QDHC) announced today that it will report net income of $1.0 million before preferred stock dividends for the three months ended June 30, 2009, compared to $1.8 million for the same period in 2008. For the six months ended June 30, 2009, the Company had net income before preferred stock dividends of $2.2 million, compared to $2.1 million for the six months ended June 30, 2008.

For the three months ended June 30, 2009, the Company had revenues of $35.8 million, gross margin of 59% and operating expenses of $19.9 million. These compare to revenues of $38.0 million, gross margin of 59% and operating expenses of $19.4 million for the same period in 2008. For the six months ended June 30, 2009, the Company had revenues of $70.9 million, gross margin of 59% and operating expenses of $38.8 million. These are compared to revenues of $73.3 million, gross margin of 57% and operating expenses of $38.8 million for the same period in 2008.

Income from operations was $1.3 million for the three months ended June 30, 2009, compared to $2.8 million for the three months ended June 30, 2008, and $3.1 million and $3.2 million for the six-month periods ended June 30, 2009 and 2008, respectively. Adjusted Non-GAAP EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, before stock-based compensation, severance and loss on sale of assets) was $3.3 million for the three months ended June 30, 2009, compared to $6.1 million for the same period in 2008. For the six months ended June 30, 2009, the Company had adjusted Non-GAAP EBITDA of $7.9 million, compared to $9.0 million for the six months ended June 30, 2008. The decreases in income from operations and Adjusted Non-GAAP EBITDA for the 2009 periods, when compared to the corresponding 2008 periods, were primarily driven by lower revenue and resultant gross margins in the 2009 periods compared to 2008.

The three-month and six-month periods ended June 30, 2008 included a $1.1 million loss on the sale of the Company’s Australia-based lab and radiology assets. The three and six-month periods ended June 30, 2009 included severance of $0.4 million and $1.7 million, respectively, associated with executive management changes.

The Company will also report a net loss attributable to common shareholders of $(0.3) million, or $(0.04) per basic and diluted share for the three months ended June 30, 2009, compared to net income attributable to common shareholders of $0.4 million, or $0.05 per basic and $0.04 per diluted share for the same period in 2008.

Cash used in operations was $(2.3) million for the three months ended June 30, 2009 compared to cash provided by operations of $4.1 million for the three months ended June 30, 2008; the difference between three-month periods was due primarily to changes in working capital and the payment of executive severance costs in 2009. Cash used in operations was $(1.6) million for the six months ended June 30, 2009 compared to cash provided by operations of $12.1 million for the three months ended June 30, 2008; the difference between six-month periods was primarily attributable to the timing of payments related to our Veterans Health Administration (VA) contract and the payment of executive severance costs in 2009. Cash and investments decreased by $4.8 million during the six months ended June 30, 2009 to $23.1 million from $27.9 million at December 31, 2008.

While our gross margin percentage remained consistent for the comparable quarterly periods, our gross margin of 59% for the six months ended June 30, 2009 compared to 57% for the six months ended June 30, 2008, resulting from lower amounts of services revenue and a slightly higher proportion of license revenue in our mix of total revenue. Sales and marketing expenses during the quarter were $5.1 million, or 14% of revenue. Software development expenses during the quarter of $8.8 million, or 25% of revenue, are expected to increase throughout the year in order to, among other things, assist customers in meeting the criteria for meaningful use of certified electronic health record technology as currently contemplated by the American Recovery and Reinvestment Act of 2009 (ARRA).

“We are pleased with our second quarter results considering the ongoing stress that the economic crisis continues to have on our customer base and the overall healthcare I.T. market,” said Duncan W. James, QuadraMed’s incoming Chief Executive Officer. “We continue to remain cautious about 2009, but as we have articulated in the past, we are accelerating our product development initiatives to ensure that our customers are able to meet the criteria for meaningful use in order to maximize the benefits available to them from ARRA,” added James.

Management will review these results in an investment community conference call at 5:00 PM Eastern (2:00 PM Pacific) on Thursday, August 6, 2009. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 866-588-9250 domestic and 973-638-3397 international. Callers should dial in by 4:45 PM Eastern (1:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 4:45 PM Eastern (1:45 PM Pacific) to register and to download and install any necessary audio software. A digital recording of the conference will be available for replay two hours after the live call is completed. The replay will be available until midnight, August 15, 2009. Replay telephone numbers are 800-642-1687 or 706-645-9291; conference ID 22330869.

In addition, as previously disclosed, upon the Company’s filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009 , Mr. James will become the Company’s Chief Executive Officer. In connection with, and as an inducement to, Mr. James’ hiring, on July 27, 2009, the Company granted Mr. James options to purchase 300,000 shares of the Company’s common stock with an exercise price of $6.52 per share (the closing price of the Company’s common stock on the NASDAQ stock market on the date of grant). The options have a ten year term and vest 25% on the first anniversary of the date of grant and 75% in thirty-six equal monthly installments following such anniversary. In addition, the options automatically vest upon Mr. James’ involuntary termination or voluntary termination within three months of a change in control of the Company.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets (unaudited) as of June 30, 2009 and December 31, 2008

	Exhibit 2	Condensed Consolidated Statements of Operations (unaudited) for the Three Months Ended June 30, 2009 and 2008 and the Six Months Ended June 30, 2009 and 2008

	Exhibit 3	Condensed Consolidated Statements of Cash Flows (unaudited) for the Three Months Ended June 30, 2009 and 2008 and the Six Months Ended June 30, 2009 and 2008

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements (unaudited) for the Three Months Ended June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007, and September 30, 2007

	Exhibit 5	Reconciliation of EBITDA and Non-GAAP Measurements (unaudited) for the Six Months Ended June 30, 2009 and June 30, 2008

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP measurements included in this press release and Exhibits 4 and 5 hereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA and other Non-GAAP measurements represent specific events or items as follows (please see Exhibits 4 and 5 to this press release):

•

Cash Severance – costs associated with payments to former executive officers of the Company in the three-month periods ended June 30, 2009 and March 31, 2009, and restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, June 30, 2008 and December 31, 2008;

•

Non-cash Compensation – the costs of employee stock options and restricted stock; the periods ended June 30, 2009 and March 31, 2009 include $0.2 million and $0.3 million, respectively, related to the acceleration of employee stock option expense to former executive officers of the Company upon their respective resignations from the Company;

•

Tax Benefit, Net – the amount recorded in the period resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended September 30, 2007 and December 31, 2007;

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business, with operations in Australia, New Zealand and the United Kingdom.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost effectively. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$10,753	$20,649
Short-term investments	9,331	4,213
Accounts receivable, net of allowance for doubtful accounts of $1,183 and $1,052, respectively	21,800	20,843
Unbilled receivables	7,947	6,177
Deferred contract expenses	5,489	5,005
Prepaid royalty expenses	3,342	7,831
Prepaid expenses and other current assets, net of allowance on other receivable of $919, respectively	5,097	4,485
Deferred tax asset, net of valuation allowance	6,244	6,240

Total current assets	70,003	75,443

Restricted cash	1,528	1,444
Long-term investments	2,976	3,043
Property and equipment, net of accumulated depreciation and amortization of $18,622 and $17,732, respectively	3,515	3,895
Goodwill	35,632	35,632
Other amortizable intangible assets, net of accumulated amortization of $30,405 and $29,305, respectively	8,287	9,387
Other long-term assets	2,827	2,829
Deferred tax asset, net of valuation allowance	47,963	47,921

Total assets	$172,731	$179,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,083	$4,705
Accrued payroll and related benefits	6,615	7,228
Accrued exit cost of facility closing	592	888
Income tax payable	1,705	688
Other accrued liabilities	3,207	4,721
Dividends payable	1,375	1,375
Deferred revenue	45,955	53,190

Total current liabilities	64,532	72,795

Other long-term liabilities	1,514	1,834

Total liabilities	66,046	74,629

Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding, respectively	96,144	96,144
Common stock, $0.01 par, 30,000 shares authorized; 9,460 and 9,451 shares issued and 8,297 and 8,287 outstanding, respectively	95	95
Shares held in treasury, 1,164, respectively	(9,031)	(9,031)
Additional paid-in-capital	317,520	316,027
Accumulated other comprehensive loss	(940)	(1,675)
Accumulated deficit	(297,103)	(296,595)

Total stockholders’ equity	106,685	104,965

Total liabilities and stockholders’ equity	$172,731	$179,594

Exhibit 1 to Press Release Dated August 6, 2009

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended, June 30,		Six months ended, June 30,
	2009	2008	2009	2008
Revenue
Services	$5,174	$5,605	$10,638	$11,172
Maintenance	16,296	16,673	32,500	33,529
Installation and other	3,028	3,132	6,069	6,461

Services and other revenue	24,498	25,410	49,207	51,162
Term licenses	8,907	7,785	17,425	15,552
Perpetual licenses	2,196	4,502	4,008	6,133

License revenue	11,103	12,287	21,433	21,685
Hardware	167	289	247	430

Total revenue	35,768	37,986	70,887	73,277

Cost of revenue
Cost of services and other revenue	10,609	11,503	21,113	22,837
Royalties and other	3,615	3,877	7,352	7,694
Amortization of acquired technology and capitalized software	225	252	457	511

Cost of license revenue	3,840	4,129	7,809	8,205
Cost of hardware revenue	126	128	144	264

Total cost of revenue	14,575	15,760	29,066	31,306

Gross margin	21,193	22,226	41,821	41,971

Operating expense
General and administration	5,140	4,766	11,743	9,880
Software development	8,831	8,541	16,621	17,034
Sales and marketing	5,126	4,177	8,870	9,137
Loss on sale of assets	—	1,115	—	1,115
Amortization of intangible assets and depreciation	784	812	1,531	1,639

Total operating expenses	19,881	19,411	38,765	38,805

Income from operations	1,312	2,815	3,056	3,166

Other income (expense)
Interest expense, includes non-cash charges of $15, $18 and $29, $36	(16)	(42)	(35)	(73)
Interest income	70	158	121	324
Other income, net	105	7	108	8

Other income, net	159	123	194	259

Income from operations before income taxes	$1,471	$2,938	$3,250	$3,425
Provision for income taxes	(426)	(1,151)	(1,008)	(1,329)

Net Income	1,045	1,787	2,242	2,096
Preferred stock dividends declared	(1,375)	(1,375)	(2,750)	(2,750)

Net (loss) income attributable to common shareholders	$(330)	$412	$(508)	$(654)

(Loss) income per share
Basic	$(0.04)	$0.05	$(0.06)	$(0.07)
Diluted	$(0.04)	$0.04	$(0.06)	$(0.07)
Weighted average shares outstanding
Basic	8,300	8,790	8,294	8,928

Diluted	8,300	9,460	8,294	8,928

Exhibit 2 to Press Release Dated August 6, 2009

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Cash flows from operating activities
Net income	$1,045	$1,787	$2,242	$2,096
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,009	1,064	1,988	2,150
Deferred compensation amortization	—	94	—	188
Stock-based compensation	598	841	1,445	1,640
Provision for bad debts	256	—	572	130
Interest income on investments	(32)	(75)	(41)	(70)
Interest expense on note payable	15	18	29	36
Provision for income taxes	426	1,151	1,008	1,329
Loss on sale of assets	—	1,115	—	1,115
Changes in operating assets and liabilities:
Accounts receivable	532	4,771	(3,299)	(2,026)
Prepaid expenses and other	1,896	2,068	3,415	(2,336)
Accounts payable and accrued liabilities	516	(1,333)	(1,752)	(9,352)
Deferred revenue	(8,512)	(7,432)	(7,235)	17,236

Cash (used in) provided by operating activities	(2,251)	4,069	(1,628)	12,136
Cash flows from investing activities
Decrease (increase) in restricted cash	105	218	(84)	660
Purchases of available-for-sale securities	(4,870)	(3,209)	(7,675)	(4,030)
Proceeds from sale of available-for-sale securities	744	895	2,524	5,859
Payment of acquisition costs	—	22	—	(46)
Purchases of property and equipment	(235)	(752)	(509)	(843)
Proceeds from sale of assets	—	106	—	106
Other	—	(6)	—	(2)

Cash (used in) provided by investing activities	(4,256)	(2,726)	(5,744)	1,704
Cash flows from financing activities
Payment of preferred stock dividends	(1,375)	(1,375)	(2,750)	(2,750)
Proceeds from issuance of common stock and other	2	28	49	153
Repurchase of common stock	—	(1,218)	—	(3,728)

Cash used in financing activities	(1,373)	(2,565)	(2,701)	(6,325)
Effect of exchange rate changes on cash	208	29	177	(31)

Net (decrease) increase in cash and cash equivalents	(7,672)	(1,193)	(9,896)	7,484
Cash and cash equivalents, beginning of period	18,425	15,796	20,649	7,119

Cash and cash equivalents, end of period	$10,753	$14,603	$10,753	$14,603

Exhibit 3 to Press Release Dated August 6, 2009

Exhibit 4

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands, except percentages)

(unaudited)

				For the Three Month Periods Ended
	6/30/2009	3/31/2009	12/31/2008	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
Net income, as reported	$1,045	$1,197	$2,600	$2,469	$1,787	$309	$56,674	$1,502
Adjustments to Net Income for EBITDA
Interest Expense	16	19	23	26	42	31	20	24
Interest Income	(70)	(51)	(114)	(136)	(158)	(166)	(364)	(699)
Provision (Benefit) for Income Taxes	426	582	1,061	1,634	1,151	178	(52,821)	142
Depreciation and Amortization	1,009	979	983	1,091	1,159	1,180	1,323	802

Subtotal Non-GAAP Adjustments for EBITDA	1,381	1,529	1,953	2,615	2,194	1,223	(51,842)	269

EBITDA	$2,426	$2,726	$4,553	$5,084	$3,981	$1,532	$4,832	$1,771

EBITDA % to Revenue	6.8%	7.8%	11.8%	13.2%	10.5%	4.3%	11.8%	5.4%
Non-GAAP Adjustments to EBITDA
Non-cash Compensation	598	847	410	805	841	799	928	807
Severance	246	1,060	11	—	161	561	—	—
Loss on Sale of Assets	—	—	(333)	—	1,115	—	—	—

Subtotal Non-GAAP Adjustments to EBITDA	844	1,907	88	805	2,117	1,360	928	807

Adjusted Non-GAAP EBITDA	$3,270	$4,633	$4,641	$5,889	$6,098	$2,892	$5,760	$2,578

Adjusted Non-GAAP EBITDA % to Revenue	9.1%	13.2%	12.0%	15.3%	16.1%	8.2%	14.1%	7.8%
Non-GAAP Net Income before Preferred Stock Accretion
Net income, as reported	$1,045	$1,197	$2,600	$2,469	$1,787	$309	$56,674	$1,502
Non-GAAP adjustments to Net income
Non-cash Compensation	598	847	410	805	841	799	928	807
Cash Severance	246	1,060	11	—	161	561	—	—
Strategic Initiatives	—	—	—	—	—	—	57	—
Tax Benefit, Net	—	—	—	—	—	—	(52,898)	—
Employment Matters	—	—	—	—	—	—	(374)	1,544
Loss on Sale of Assets	—	—	(333)	—	1,115	—	—	—

Subtotal Non-GAAP adjustments	844	1,907	88	805	2,117	1,360	(52,287)	2,351

Non-GAAP Net income	$1,889	$3,104	$2,688	$3,274	$3,904	$1,669	$4,387	$3,853

Other Information
Revenue	$35,768	$35,119	$38,569	$38,589	$37,986	$35,291	$40,874	$32,908
Costs of Revenue	$14,575	$14,491	$16,050	$15,467	$15,760	$15,546	$16,167	$14,105

Gross Margin	$21,193	$20,628	$22,519	$23,122	$22,226	$19,745	$24,707	$18,803

Gross Margin %	59%	59%	58%	60%	59%	56%	60%	57%

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP measurements included in this press release and Exhibits 4 and 5 hereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA and other Non-GAAP measurements represent specific events or items as follows:

•

Cash Severance – costs associated with payments to former executive officers of the Company in the three-month periods ended June 30, 2009 and March 31, 2009, and restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, June 30, 2008 and December 31, 2008;

•

Non-cash Compensation – the costs of employee stock options and restricted stock; the periods ended June 30, 2009 and March 31, 2009 include $0.2 million and $0.3 million, respectively, related to the acceleration of employee stock option expense to former executive officers of the Company upon their respective resignations from the Company;

•

Tax Benefit, Net – the amount recorded in the period resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended September 30, 2007 and December 31, 2007;

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business, with operations in Australia, New Zealand and the United Kingdom.

Exhibit 4 to Press Release Dated August 6, 2009

Exhibit 5

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands, except percentages)

(unaudited)

	For the Six Months Ended
	6/30/2009	6/30/2008
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
Net income, as reported	$2,242	$2,096
Adjustments to Net Income for EBITDA
Interest Expense	35	73
Interest Income	(121)	(324)
Provision for Income Taxes	1,008	1,329
Depreciation and Amortization	1,988	2,339

Subtotal Non-GAAP Adjustments for EBITDA	2,910	3,417

EBITDA	$5,152	$5,513

EBITDA % to Revenue	7.3%	7.5%
Non-GAAP Adjustments to EBITDA
Non-cash Compensation	1,445	1,641
Cash Severance	1,306	722
Loss on Sale of Assets	—	1,115

Subtotal Non-GAAP Adjustments to EBITDA	2,751	3,478

Adjusted Non-GAAP EBITDA	$7,903	$8,991

Adjusted Non-GAAP EBITDA % to Revenue	11.1%	12.3%
Non-GAAP Net Income before Preferred Stock Accretion
Net income, as reported	$2,242	$2,096
Non-GAAP adjustments to Net income
Non-cash Compensation	1,445	1,641
Cash Severance	1,306	722
Strategic Initiatives	—	—
Loss on Sale of Assets	—	1,115

Subtotal Non-GAAP adjustments	2,751	3,478

Non-GAAP net income	$4,993	$5,574

Other Information
Revenue	$70,887	$73,277
Costs of Revenue	$29,066	$31,306

Gross Margin	$41,821	$41,971

Gross Margin %	59%	57%

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP measurements included in this press release and Exhibits 4 and 5 hereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA and other Non-GAAP measurements represent specific events or items as follows:

•

Cash Severance – costs associated with payments to former executive officers of the Company in the three-month periods ended June 30, 2009 and March 31, 2009, and restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, June 30, 2008 and December 31, 2008;

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Non-cash Compensation – the costs of employee stock options and restricted stock; the periods ended June 30, 2009 and March 31, 2009 include $0.2 million and $0.3 million, respectively, related to the acceleration of employee stock option expense to former executive officers of the Company upon their respective resignations from the Company;

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Tax Benefit, Net – the amount recorded in the period resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended September 30, 2007 and December 31, 2007;

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Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business, with operations in Australia, New Zealand and the United Kingdom.

Exhibit 5 to Press Release Dated August 6, 2009